Exhibit 99.1

Flywire Reports First Quarter 2025 Financial Results

First Quarter Revenue Increased 17.0% Year-over-Year

First Quarter Revenue Less Ancillary Services Increased 16.8% Year-over-Year

Previous Fiscal Year 2025 guidance reaffirmed

Boston, MA – May 6, 2025: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”), a global payments enablement and software company, today reported financial results for its first quarter ended March 31, 2025.

“We are pleased with our 2025 first quarter results, as we signed more than 200 new clients, led by our Travel and Education verticals, and exceeded the high end of our FX Neutral Revenue Guidance, while expanding Adjusted EBITDA margins above our guidance mid-point,” said Mike Massaro, CEO of Flywire. “This solid start to our year reflects ongoing sales momentum, the strength and resilience of our global and diversified business, as well as strategic changes that came out of our operational review tied to capital allocation and performance culture. Importantly, our core business is thriving, showing low client churn and clear evidence that our clients deeply value our services.”

“Looking ahead, we plan to continue to make strategic and operational decisions to support our clients and position us for even greater strength and long-term success, while investing and optimizing the business to emerge even stronger as we exit the year.”

First Quarter 2025 Financial Highlights:

GAAP Results

•

Revenue increased 17.0% to $133.5 million in the First quarter of 2025, compared to $114.1 million in the First quarter of 2024. Sertifi positively impacted revenue by $4.7 million in the First quarter of 2025 or 4.1% year over year.

•

Gross Profit increased to $80.5 million, resulting in Gross Margin of 60.3%, for the First quarter of 2025, compared to Gross Profit of $70.4 million and Gross Margin of 61.7% in the First quarter of 2024.

•	Net loss was ($4.2) million in the First quarter of 2025, compared to net loss of ($6.2) million in the First quarter of 2024.

Key Business Performance highlights:

•	Signed more than 200 new clients across all verticals.

•

Scaled the fast-growing Travel vertical, adding key clients like Haman Group, Scandinavia’s largest inbound tour operator, and expanding Sertifi solutions across leading hotel brands and multinational hospitality management companies.

•	Appointed a Chief Payments Officer to accelerate product and payment innovation.

•

Expanded our footprint in India, partnering with the second-largest non-banking financial company in India (Avanse) and India’s largest public sector bank (State Bank of India) to capitalize on the billion dollars of payment volume from education loans.

•	Strengthened our software integrations with leading ERPs for the higher education industry, including Ellucian, Workday, and Unit4.

•	More than $2 billion in 529 tuition payments were delivered directly to colleges and universities in the U.S. using our platform in 2024, benefitting more than 750 U.S. institutions.

Key Operating Metrics and Non-GAAP Results

•

Total Payment Volume increased 20.4% to $8.4 billion in the First quarter of 2025, compared to $7.0 billion in the First quarter of 2024. Excluding Sertifi, Total Payment Volume increased 19.1% to $8.3 billion in the First quarter of 2025, compared to $7.0 billion in the First quarter of 2024.

•

Revenue Less Ancillary Services increased 16.8% to $128.7 million in the First quarter of 2025, compared to $110.2 million in the First quarter of 2024. On an FX-neutral basis, Revenue Less Ancillary Services increased 18.6% year-over-year. Excluding Sertifi, Revenue Less Ancillary Services increased 12.6% year over year to $124 million or 14.4% year over year on an FX-Neutral basis in the First quarter of 2025.

•

Adjusted Gross Profit increased to $82.5 million, up 14.6% compared to $71.9 million in the First quarter of 2024. Adjusted Gross Margin was 64.1% in the First quarter of 2025 compared to 65.2% in the First quarter of 2024.

•

Adjusted EBITDA increased to $21.6 million in the First quarter of 2025, compared to $13.2 million in the First quarter of 2024. Our adjusted EBITDA margins increased 476 bps year-over-year to 16.8% in the First quarter of 2025. Excluding Sertifi, adjusted EBITDA was $20.6 million compared to $13.2 million in the First quarter of 2024.

•

We repurchased 3.6 million shares of our common stock for approximately $49 million (including commissions), with approximately $57 million remaining in the share repurchase program as of the end of the First quarter 2025

Guidance

”First quarter 2025 performance meaningfully beat across both FX Neutral Revenue Growth and Adjusted EBITDA Margin Growth, as we’re driving revenue growth and margin expansion through effective execution, with a sharp focus on strategic investments and operational efficiency,” said Flywire’s CFO, Cosmin Pitigoi. “This approach is enabling us to win new clients, particularly in our key travel and education verticals, while maintaining our full-year 2025 financial outlook despite macroeconomic challenges.”

Based on information available as of May 6, 2025, Flywire anticipates the following results for the second quarter and fiscal year 2025*.

Fiscal Year 2025
FX-Neutral Revenue Less Ancillary Services Growth	17-23% YoY
FX-Neutral Revenue Less Ancillary Services Growth (excluding Sertifi)	10-14% YoY
Sertifi Revenue contribution[1]	$35-40M
Adjusted EBITDA Margin Growth	+100-300 bps YoY

[1]	Since the acquisition closed on 02/24/2025.

Second Quarter 2025
FX-Neutral Revenue Less Ancillary Services Growth	17-23% YoY
FX-Neutral Revenue Less Ancillary Services Growth (excluding Sertifi)	7-11% YoY
Sertifi Revenue contribution	$10-12M
Adjusted EBITDA Margin Growth	+150-350 bps YoY

*

Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock and foreign currency exchange rates.

These statements are forward-looking, and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss First quarter financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Cosmin Pitigoi, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Note Regarding Share Repurchase Program

Repurchases under the Company’s share repurchase program (the Repurchase Program) may be made from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions, including

Rule 10b-18. The timing, value and number of shares repurchased will be determined by the Company in its discretion and will be based on various factors, including an evaluation of current and future capital needs, current and forecasted cash flows, the Company’s capital structure, cost of capital and prevailing stock prices, general market and economic conditions, applicable legal requirements, and compliance with covenants in the Company’s credit facility that may limit share repurchases based on defined leverage ratios. The Repurchase Program does not obligate the Company to purchase a specific number of, or any, shares. The Repurchase Program does not expire and may be modified, suspended, or terminated at any time without notice at the Company’s discretion.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance, which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP less (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration, if applicable. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Profit and Gross Margin with a useful measure of the gross profit and gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

Adjusted EBITDA. EBITDA represents our consolidated net income (loss) in accordance with GAAP adjusted to include (i) interest expense, (ii) interest income, (iii) (benefit from) provision for income taxes and (iv) depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted by excluding (a) stock-based compensation expense and related payroll taxes, (b) the impact from the change in fair value measurement for contingent consideration associated with acquisitions,(c) gain (loss) from the remeasurement of foreign currency, (d) indirect taxes related to intercompany activity, (e) acquisition related transaction costs, (f) employee retention costs, such as incentive compensation, associated with acquisition activities and (g) restructuring costs. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

•

Adjusted EBITDA Margin—Adjusted EBITDA Margin represents Adjusted EBITDA divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

FX Neutral Revenue Less Ancillary Services. FX Neutral Revenue Less Ancillary Services represents Revenue Less Ancillary Services adjusted to show presentation on a FX Neutral basis. The FX Neutral information presented is calculated by translating current-period results using prior-period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on an FX Neutral basis to provide a comparable framework for assessing how the business performed, excluding the effect of foreign currency fluctuations.

•

Non-GAAP Operating Expenses—Non-GAAP Operating Expenses represents GAAP Operating Expenses adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) depreciation and amortization, (iii) acquisition related transaction costs, if applicable, (iv) employee retention costs, such as incentive compensation, associated with acquisition activities, (v) the impact from the change in fair value measurement for contingent consideration associated with acquisitions and (vi) restructuring costs.

•

FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, excluding Sertifi - FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, excluding Sertifi, represents FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, respectively, adjusted by excluding the contributions from Sertifi. Flywire believes these measures are useful in understanding the ongoing results of our operations.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin or net income (loss), or operating expenses prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items.

Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock and foreign currency exchange rates. For figures in this press release reported on an “FX-Neutral basis,” Flywire calculates the year-over-year impact of foreign currency movements using prior period weighted average foreign currency exchange rates.

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare, and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports over 4,600** clients with diverse payment methods in more than 140 currencies across 250 countries and territories around the world. Flywire is headquartered in Boston, MA, USA, with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

**	Excludes clients from Flywire’s Invoiced and Sertifi acquisitions

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding FX Neutral Revenue Less Ancillary Services growth, and Adjusted EBITDA margin growth and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; Flywire’s ability to adapt its business to changes in government policy regarding tariffs and immigration; economic and industry trends, including the risk of a global recession, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation the continuing hostilities in Ukraine and involving Israel; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2024 which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, expected to be filed in the second quarter of 2025. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Masha Kahn

ir@Flywire.com

Media:

Sarah King

Media@Flywire.com

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$133,452	$114,103
Costs and operating expenses:
Payment processing services costs	50,563	41,650
Technology and development	16,911	16,737
Selling and marketing	36,569	30,083
General and administrative	33,058	31,596
Restructuring Costs	7,339	—

Total costs and operating expenses	144,440	120,066

Loss from operations	$(10,988)	$(5,963)

Other income (expense):
Interest expense	(724)	(142)
Interest income	2,934	5,879
Gain (loss) from remeasurement of foreign currency	3,892	(4,376)
Realized loss on available-for-sale debt securities	(158)	—

Total other income, net	5,944	1,361

Loss before provision for income taxes	(5,044)	(4,602)
Provision (benefit) for income taxes	(884)	1,615

Net Loss	$(4,160)	$(6,217)
Foreign currency translation adjustment	2,548	(1,361)
Unrealized losses on available-for-sale debt securities, net	$(129)	$—

Total other comprehensive income (loss)	$2,419	$(1,361)

Comprehensive loss	$(1,741)	$(7,578)

Net loss attributable to common stockholders - basic and diluted	$(4,160)	$(6,217)

Net loss per share attributable to common stockholders - basic and diluted	$(0.03)	$(0.05)

Weighted average common shares outstanding - basic and diluted	123,235,263	123,143,343

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except share amounts)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$190,507	$495,242
Restricted cash	—	—
Short-term investments	64,823	115,848
Accounts receivable, net	33,585	23,703
Unbilled receivables, net	11,431	15,453
Funds receivable from payment partners	64,237	90,110
Prepaid expenses and other current assets	31,947	22,528

Total current assets	396,530	762,884
Long-term investments	18,069	50,125
Property and equipment, net	17,391	17,160
Intangible assets, net	202,014	118,684
Goodwill	402,715	149,558
Other assets	23,629	24,035

Total assets	$1,060,348	$1,122,446

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,069	$15,353
Funds payable to clients	106,613	217,788
Accrued expenses and other current liabilities	53,022	49,297
Deferred revenue	21,228	7,337

Total current liabilities	195,932	289,775
Long-term debt	60,000	—
Deferred tax liabilities	13,216	12,643
Other liabilities	6,935	5,261

Total liabilities	276,083	307,679

Commitments and contingencies (Note 16) Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of December 31, 2024 and 2023; and no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 128,419,082 shares issued and 120,204,647 shares outstanding as of March 31, 2025; 126,853,852 shares issued and 122,182,878 shares outstanding as of December 31, 2024	13	13
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 1,873,320 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Treasury voting conmon stock, 8,214,435 and 4,670,974 shares as of March 31, 2025 and December 31, 2024 respectively, held at cost	(94,489)	(46,268)
Additional paid-in capital	1,053,289	1,033,958
Accumulated other comprehensive income	482	(2,066)
Accumulated deficit	(175,030)	(170,870)

Total stockholders’ equity	784,265	814,767

Total liabilities and stockholders’ equity	$1,060,348	$1,122,446

Condensed Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(4,160)	$(6,217)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,502	4,259
Stock-based compensation expense	18,218	14,842
Amortization of deferred contract costs	376	242
Change in fair value of contingent consideration	165	(478)
Deferred tax provision (benefit)	1,174	(643)
Provision for uncollectible accounts	28	(16)
Non-cash interest expense	46	92
Non-cash interest income	(508)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,492)	(1,457)
Unbilled receivables	4,068	2,694
Funds receivable from payment partners	25,873	37,714
Prepaid expenses, other current assets and other assets	(9,151)	1,863
Funds payable to clients	(111,175)	(86,810)
Accounts payable, accrued expenses and other current liabilities	(5,130)	(2,489)
Contingent consideration	—	—
Other liabilities	(255)	(340)
Deferred revenue	(469)	(1,349)

Net cash used in operating activities	(78,890)	(38,093)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(319,835)	—
Purchase of debt securities	(15,252)	—
Sale of debt securities	98,712	—
Capitalization of internally developed software	(1,310)	(1,259)
Purchases of property and equipment	(187)	(255)

Net cash used in investing activities	(237,872)	(1,514)

Cash flows from financing activities:
Proceeds from draw on line of credit	125,000	—
Payment of line of credit debt	(65,000)
Payment of debt issuance costs	—	(783)
Payments of tax withholdings for net settled equity awards	(1,676)	—
Purchases of treasury stock	(49,304)	—
Proceeds from the issuance of stock under Employee Stock Purchase Plan	1,242	1,415
Proceeds from exercise of stock options	1,377	1,617

Net cash provided by financing activities	11,639	2,249

Effect of exchange rates changes on cash and cash equivalents	388	1,764

Net decrease in cash, cash equivalents and restricted	(304,735)	(35,594)
Cash, cash equivalents and restricted cash, beginning of year	$495,242	$654,608

Cash, cash equivalents and restricted cash, end of year	$190,507	$619,014

Reconciliation of Non-GAAP Financial Measures

(Unaudited) (Amounts in millions, except percentages)

	Three Months Ended March 31,
	2025	2024
Revenue	$133.5	$114.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(4.4)	(3.6)
Marketing fees	(0.3)	(0.3)

Revenue Less Ancillary Services	$128.7	$110.2

Payment processing services costs	50.6	41.7
Hosting and amortization costs within technology and development	2.4	2.0

Cost of Revenue	$53.0	$43.7

Adjusted to:
Exclude printing and mailing costs	(4.4)	(3.6)
Offset marketing fees against related costs	(0.3)	(0.3)
Exclude depreciation and amortization	(2.0)	(1.5)

Adjusted Cost of Revenue	$46.2	$38.3
Gross Profit	$80.5	$70.4
Gross Margin	60.3%	61.7%

Adjusted Gross Profit	$82.5	$71.9
Adjusted Gross Margin	64.1%	65.2%

FX Neutral Revenue less Ancillary Services

(unaudited) (in millions)

	Three Months Ended March 31,
	2025	2024
Revenue	$133.5	$114.1
Ancillary services	(4.8)	(3.9)

Revenue Less Ancillary Services	128.7	110.2

Effects of foreign currency rate fluctuations	2.0	—

FX Neutral Revenue Less Ancillary Services	$130.7	$110.2

Revenue Less Ancillary Services	$128.7	$110.2
Sertifi Revenue	(4.7)	—

Revenue Less Ancillary Services excluding Sertifi	$124.0	$110.2

Reconciliation of Non-GAAP Operating Expenses

(Unaudited) (in millions)

	Three Months Ended March 31,
	2025	2024
GAAP Technology and development	$16.9	$16.7
(-) Stock-based compensation expense and related taxes	(3.2)	(2.6)
(-) Depreciation and amortization	(1.6)	(1.9)

Non-GAAP Technology and development	$12.1	$12.2

GAAP Selling and marketing	$36.6	$30.1
(-) Stock-based compensation expense and related taxes	(4.3)	(4.1)
(-) Depreciation and amortization	(3.0)	(1.9)

Non-GAAP Selling and marketing	$29.3	$24.1

GAAP General and administrative	$33.1	$31.6
(-) Stock-based compensation expense and related taxes	(8.4)	(8.4)
(-) Depreciation and amortization	(0.8)	(0.7)
(-) Change in fair value of contingent consideration	(0.2)	0.5
(-) Acquisition related transaction costs	(2.5)	—

Non-GAAP General and administrative	$21.2	$23.0

EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding Sertifi

(Unaudited) (in millions)

	Three Months Ended March 31,
	2025	2024
Net loss	$(4.2)	$(6.2)
Interest expense	0.7	0.1
Interest income	(2.9)	(5.9)
Provision for income taxes	(0.9)	1.6
Depreciation and amortization	5.9	4.5

EBITDA	(1.4)	(5.9)
Stock-based compensation expense and related taxes	15.9	15.1
Change in fair value of contingent consideration	0.2	(0.5)
(Gain) Loss from remeasurement of foreign currency	(3.6)	4.4
Indirect taxes related to intercompany activity	0.6	0.1
Acquisition related transaction costs	2.5	—
Acquisition related employee retention costs	—	0.0
Restructuring costs	$7.3	$—

Adjusted EBITDA	$21.6	$13.2

Sertifi Adjusted EBITDA Contribution	(1.0)	—

Adjusted EBITDA excluding Sertifi	$20.6	$13.2

Net Margin, EBITDA Margin, Adjusted EBITDA Margin and Adjusted

EBITDA Margin excluding Sertifi

(Unaudited) (Amounts in millions, except percentages)

	Three Months Ended March 31,
	2025	2024
Revenue (A)	$133.5	$114.1
Revenue less ancillary services (B)	$128.7	$110.2
Revenue less ancillary services excluding Sertifi (C)	$124.0	—
Net loss (D)	$(4.2)	$(6.2)
EBITDA (E)	$(1.4)	$(5.9)
Adjusted EBITDA (F)	$21.6	$13.2
Adjusted EBITDA excluding Sertifi (G)	$20.6	—
Net margin (D/A)	-3.1%	-5.4%
Net margin using RLAS (D/B)	-3.2%	-5.6%
EBITDA Margin (E/A)	-1.0%	-5.2%
Adjusted EBITDA Margin (F/A)	16.2%	11.6%
Adjusted EBITDA Margin excluding Sertifi (G/A)	15.4%	0.0%
EBITDA Margin using RLAS (E/B)	-1.1%	-5.4%
Adjusted EBITDA Margin using RLAS (F/B)	16.8%	12.0%
Adjusted EBITDA Margin excluding Sertifi using RLAS excluding Sertifi (G/C)	16.6%	—